Exhibit 3.798
(STAMP)
BOOK 00553 PC0764
COMMONWEALTH OF KENTUCKY
ARTICLES OF ORGANIZATION
Pursuant to the provisions of Chapter 275 of the Kentucky Revised Statutes, the undersigned hereby submits the following articles:
1. The name of the limited liability company is: Republic Services of Kentucky, LLC
2. The mailing address of its principal office is: 110 S.E. 6th Street, 28th Floor, Ft. Lauderdale, FL, 33301
3. The name and street address of its registered agent and registered office in Kentucky is:
CT Corporation System
c/o CT Corporation System
Kentucky Home Life Building
Louisville, Kentucky 40202
4. This limited liability company will have one or more members.
5. The limited liability company will be managed by a manager or managers or will be managed by a member or members. (Cross off the inapplicable statement.)
6. If the limited liability company’s duration will not be perpetual, the specific date of dissolution for the limited liability company is: (Fill in only if the duration will not be perpetual)
Date: January 10, 1900

/s/ David A. Barclay
Signature
David A. Barclay, Organiser Type or Print Name & Title

Consent of Registered Agent
I, CT Corporation System, consent to serve as the registered agent on behalf of the limited liability company.

By:

Return to:
SEARCH & RETRIEVAL SERVICES
P.O. Box 54635
Lexington, KY 40555-4635

dcornish
LAOA
0486998.06
Trey Grayson
Secretary of State
Received and Filed
11/24/2008 12:57:17 PM
Fee Receipt: $40.00
COMMONWEALTH OF KENTUCKY
ARTICLES OF AMENDMENT
OF
REPUBLIC SERVICES OF KENTUCKY, LLC
Pursuant to the provisions of Chapter 275 of the Kentucky Revised Statutes, the undersigned hereby submits the Articles of Amendment setting forth:.
1. The name of the limited liability company is: REPUBLIC SERVICES OF KENTUCKY, LLC.
2. Article Two of the Articles of Organization are amended to read:
The limited liability company will be managed by a member or member(s).
3. This Amendment was duly adopted on November 24,2008 by the member in accordance with the Operating Agreement of the limited liability company.
Date: November 24, 2008

REPUBLIC SERVICES, INC. Sole Member
BY:	/s/ David A. Barclay
David A. Barclay, Sr. Vice President
and General Counsel